EXHIBIT 5.1
                                                                     -----------

                           WEIL, GOTSHAL & MANGES LLP
                                  700 LOUISIANA
                                   SUITE 1600
                            HOUSTON, TEXAS 77002-2784
                                 (713) 546-5000
                               FAX: (713) 224-9511

                                  May 22, 2001




Wilson Greatbatch Technologies, Inc.
10,000 Wehrle Drive
Clarence, New York 14031

Ladies and Gentlemen:

                  We have acted as counsel to Wilson Greatbatch Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed issuance of up to 1,669,079 shares (the "Shares") of the common stock, par value $.001 per share, of the Company pursuant to the Company's 1997 Stock Option Plan and the Company's 1998 Stock Option Plan (collectively, the "Plans").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Plans, the resolutions adopted by the Board of Directors and stockholders of the Company adopting the Plans and authorizing the issuance of the Shares pursuant to the Plans, and such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:


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Wilson Greatbatch Technologies, Inc.
May 22, 2001
Page 2

                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  2. The Shares to be issued pursuant to the Plans have been duly authorized and, when issued as contemplated under the Plans, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus which is a part of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Weil, Gotshal & Manges LLP